UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2019

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

000-14710	Delaware	52-2154066
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2200 Powell Street, Suite 310, Emeryville, California		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0075 per share	XOMA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of a Material Definitive Agreement.

On December 18, 2019, XOMA Corporation (the “Company”) entered into a Lease Termination Agreement with each of 7th Street Properties II, a California limited partnership (“7th Street LP”) and 7th Street Property General Partnership, a California general partnership (“7th Street GP”) (each, a “Termination Agreement” and collectively, the “Termination Agreements”) providing for the termination of that certain Lease by and between the Company and 7th Street GP, dated February 13, 2013, as amended, with respect to real property located at 2910 Seventh Street, Berkeley, California (the “Seventh Street Lease”) and that certain Lease by and between the Company and 7th Street LP, dated February 13, 2013, with respect to real property located at 804 Heinz Avenue, Berkeley, California (the “Heinz Avenue Lease” and together with the Seventh Street Lease, the “Leases”). The Company no longer maintains operations at the real property subject to either of the Leases. Pursuant to each of the Termination Agreements, the parties agreed to terminate each Lease, effective December 18, 2019 (the “Effective Date”). The Company agreed to pay an early termination fee to 7th Street GP with respect to the Seventh Street Lease and to 7th Street LP with respect to the Heinz Avenue Lease, each in consideration of 7th Street GP and 7th Street LP’s entry into the Termination Agreements and release of the Company from any further base rent or other payment obligations that would otherwise arise pursuant to each of the Leases after the Effective Date. The early termination fee was $1.1 million with respect to the Seventh Street Lease and $0.5 million with respect to the Heinz Lease. The material terms of each of the Leases are described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2014 and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: December 23, 2019	/s/ Thomas Burns
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer